Exhibit 10.9
                                                                    ------------

                               SERVICES AGREEMENT

This Services Agreement (this "Agreement") dated as of March 7, 2002 is entered into between ePresence, Inc., a Massachusetts corporation, ("ePresence"), and Switchboard Incorporated, a Delaware corporation, ("Switchboard" and together with ePresence, the "Parties").

Recitals:
--------

A. Each of the Parties is a party to a certain Services Agreement dated March 7, 2000 (the "Prior Services Agreement"), pursuant to which ePresence provided specified services to Switchboard.

B. Each of the Parties acknowledges that the Prior Services Agreement expired of its own terms on March 7, 2001.

C. Each of the Parties desire to enter into a new agreement under which telephone service and support, as described in Exhibit A, have been performed by ePresence on behalf of Switchboard since the expiration of the Prior Services Agreement and future telephone service and support will be performed through February 28, 2003 and any additional one-year extension period.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

1. SERVICES

1.1. Services to be Made Available. In accordance with the terms and provisions
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of this Agreement, ePresence agrees to perform for Switchboard the services described in Exhibit A attached hereto (collectively, the "Services").

1.2. Fees for Services. Switchboard agrees to pay to ePresence a fee for each of
     -----------------
the Services as specified in Exhibit A hereto. Not more often than once per fiscal month, ePresence shall forward to Switchboard invoices for the Services listed in Exhibit A provided hereunder and a listing of the fees for such Services. Invoices for Services provided for partial fiscal months and relating to Services for which the fees are to be calculated on a monthly basis shall be based upon (a) the number of business days during which services were provided, divided by (b) the number of business days in such fiscal month. Within thirty days of receiving an invoice, Switchboard shall pay to ePresence the amount invoiced unless it shall in good faith dispute the types and/or amounts of Services set forth on such invoice as having been provided during the period covered by such invoice. In the event of such good faith dispute, Switchboard shall pay the fees set forth on such invoice for all amounts which are not in dispute, and the Parties agree to use their respective best efforts to resolve such dispute within thirty days. If such dispute is not resolved within thirty days, either Party may seek binding arbitration of such dispute in accordance with the provisions of Section 3.8 of this Agreement. With respect to any additional special projects that ePresence, in its sole discretion, agrees to perform hereunder, ePresence shall, at Switchboard's written request, inform Switchboard of the person(s) who are expected to perform such tasks, such persons' hourly rates applicable thereto and an estimate of the time such tasks will require to complete.

1.3. Term of Agreement. This Agreement is effective as of March 8, 2001 and
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shall terminate with respect to each Service on the date specified for such
Service in Exhibit A attached hereto.

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1.4. Timely Performance and Cooperation: ePresence shall use all reasonable
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efforts in the timely performance of the Services and Switchboard shall use all reasonable efforts to cooperate with ePresence in connection with the provision of the Services.

2. REPRESENTATIONS AND WARANTIES

As an inducement to enter into this Agreement, each Party represents to and agrees with the other that:

(a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power to own lease and operate its properties, to carry on its business as presently conducted and to carry out the transactions contemplated by this Agreement;

(b) it has duly and validly taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and

(c) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be affected by laws of general application relating to bankruptcy, insolvency and, the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3. OTHER TERMS AND PROVISIONS

3.1. Independent Contractor Status. ePresence shall perform all services under
     -----------------------------
this Agreement as an "independent contractor" and not as an agent of Switchboard. ePresence is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Switchboard or to bind Switchboard in any manner under this agreement.

3.2. Limitation of Liability and Reimbursement. Neither ePresence, nor any of
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its officers, employees, agents or affiliates (including its attorneys and accountants), shall in any event be liable for any damages, including but not limited to loss of profits or revenue, which arise out of ePresence's (or any such officer's, employee's, agent's or affiliate's) performance or failure to perform any of its obligations under this Agreement, other than those damages caused by ePresence's (or such person's) willful misconduct or gross negligence. Switchboard hereby agrees to indemnify ePresence and hold ePresence harmless for all costs (including attorneys' fees) and damages incurred by ePresence to third parties as a result of the provision by ePresence pursuant to this Agreement of the Services, other than costs or damages incurred by ePresence as a result of its willful misconduct or gross negligence.

3.3. Severabi1ity. If any term, provision, covenant or restriction of this
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Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable, and the Parties shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

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

3.4. Assignment. Except by operation of law or in connection with the sale of
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all or substantially all the business or assets of a party, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by either Party without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided that the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by ePresence and Switchboard and their respective successors and permitted assigns.

3.5. Further Assurances. Subject to the provisions hereof, each of ePresence and
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Switchboard shall make, execute, acknowledge and deliver such other agreements, documents or instruments and take or cause to be taken such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of ePresence and Switchboard shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, or other regulatory or administrative agency, commission or similar authority and promptly provide the other with all such information as the other may reasonably request in order to be able to comply with the provisions of this sentence.

3.6. Parties in Interest. Nothing in this Agreement expressed or implied is
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intended or shall be construed to confer any right or benefit upon any person or entity other than ePresence and Switchboard and their respective successors and permitted assigns.

3.7. Waivers, Etc. No failure or delay on the part of ePresence or Switchboard
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in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by ePresence or Switchboard there from shall in any event be effective unless the same shall be in writing and signed by the party against whom such modification or waiver is asserted and then such modification or waiver shall be effective only in the specific instance and for the purpose for which given.

3.8. Arbitration. Each Party may refer any dispute arising under this Agreement
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or the matters contemplated hereby (including without limitation the fees for
Services provided hereunder) to binding arbitration in the Commonwealth of Massachusetts under the commercial arbitration rules of the American Arbitration Association before a panel of three arbitrators, one selected by each party and the third selected by the other two arbitrators or, if they are unable to agree, by the American Arbitration Association. Any award made in such arbitration may be enforced in any court of competent jurisdiction.

3.9. Changes of Law. If, due to any change in applicable law or regulations or
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the interpretation thereof by any court of law or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated thereby shall become impracticable or impossible, the Parties shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

3.10. Confidentiality. Subject to any contrary requirement of law and the right
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of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential and cause its employees and agent to keep strictly confidential any information which it or any of its agents or employees


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

may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement; provided that, such obligation to maintain confidentiality shall not apply to information which (a) at the time of disclosure was in the public domain not as a result of acts by the receiving party, (b) was in the possession of the receiving party at the time of disclosure, or (c) was received by the receiving party from a third party that does not require the receiving party to maintain the confidentiality of such information, and that is not in violation of any contractual, legal or fiduciary obligation to the disclosing party with respect to such information.


3.11. Titles and Headings. Titles and headings to sections herein are inserted
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for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

3.12. Counterparts. This Agreement maybe executed in counterparts, each of which
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shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

3.13. Notices. Any notice, request, demand, claim, or other communication
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hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, and shall be deemed duly given on the date which is three days after the date such notice, request, demand, claim or other communication is sent:


          Switchboard at:      120 Flanders Road
                               Westboro, MA 01581
                               Attention: Chief Financial Officer

          ePresence at:        120 Flanders Road
                               Westboro, MA 01581
                               Attention: Chief Financial Officer

                               With a copy to the attention: General
                               Counsel, at above address

Notwithstanding the foregoing, any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address to which notices, requests, demand, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

3.14. Governing Law. This Agreement shall be governed by and construed in
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accordance with the substantive laws of the Commonwealth of Massachusetts without regard to any choice of conflict of law, rule or provision that would result in the application of the substantive laws of any other jurisdiction.


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

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

                               EPRESENCE INCORPORATED

                           By: /s/Richard M. Spaulding, 3/7/2002
                               -----------------------
                               Richard M. Spaulding
                               Senior Vice President and Chief Financial Officer

                               SWITCHBOARD INCORPORATED

                           By: /s/Robert P. Orlando, 3/7/2002
                               --------------------
                               Robert P. Orlando
                               Vice President and Chief Financial Officer


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


                                    EXHIBIT A
                          Schedule to Service Agreement
           between ePresence Incorporated and Switchboard Incorporated



Scope
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This service agreement will cover the provision of (each of which is discussed below):

  *  Telecommunication Technology
  *  Telecommunication Services
  *  Telecommunication Help Desk Services
  *  Receptionist Services

This agreement will not cover additional special projects.

The agreed upon ePresence and Switchboard staff shall meet as needed to review open issues and the general working relationship.

Tracking of "Telecommunication Help Desk Services" (as defined below) by ePresence information services staff is essential to provide for understanding and verification of the types of issues, number of calls, and the responses provided by ePresence.

Term
----

The term of this Agreement commences on March 8, 2001 and ends on February 28, 2003. This Agreement may be renewed for successive additional one-year periods upon the mutual written consent of the Parties. Either party may terminate this Agreement for convenience upon sixty (60) days written notice to the other party.

Fees
----

For services provided by ePresence to Switchboard between March 8, 2001 and December 31, 2001, Switchboard shall pay ePresence an amount of $62,500. This amount is payable within 5 business days from the date of invoice from ePresence to Switchboard of this amount. For services provided by ePresence to Switchboard between January 1, 2002 and February 28, 2003, or for any additional one-year periods entered into in accordance with the provisions of the section labeled "Term" above, the fee for such services will be at a rate of $75,000 per year, or $6,250 per calendar month. Such fees shall be invoiced monthly to Switchboard by ePresence in accordance with Section 1.2 of this Agreement. The aforementioned fees to be charged to Switchboard by ePresence include, but are not limited to, a pro rata share of the amounts charged to ePresence by local and long distance telephone carriers, costs associated with Telecommunication T1's or similar Telecommunication-data feeds, ePresence information services and receptionist staff and any taxes associated with such items.

Telecommunication Technology
----------------------------

"Telecommunication Technology" is herein defined as the hardware necessary to provide Telecommunication Services (as defined below) to Switchboard Corporate


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Offices (as defined below), including but not limited to, switches, cabling, desktop phone units, phone voice-lines and the voice-data lines used for facsimile and dial-out modems. ePresence is responsible for maintenance and management of the Telecommunication Technology used to provide Telecommunication Services to Switchboard's operations at 120 Flanders Road, Westborough, MA 01581 ("Switchboard's Corporate Offices"). Switchboard's Corporate Offices are further defined as the portion of space leased by Switchboard, approximately 25,500 square feet, under the Sublease Agreement dated November 28, 2000 between ePresence and Switchboard.

Telecommunication Services
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"Telecommunication Services" are herein defined as the services necessary to provide interoffice, incoming and outgoing telephone, facsimile and dial-out modems to Switchboard's Corporate Offices. Telecommunication Services explicitly exclude all data communication services, such as Internet, intranet, extranet and corporate networks. Telecommunication Services do not include calling cards.

Telecommunication Help Desk Services
------------------------------------

"Telecommunication Help Desk Services" are herein defined as the PBX and desktop phone service provided to Switchboard at Switchboard's Corporate Offices. Moves, adds and changes will be provided and in most instances typical requests involving one to three users will be handled within two business days. Large moves, adds or changes will normally require five business days. These Telecommunication Help Desk Services periods are the result of ePresence's agreement with a third-party provider and may be negotiable for a premium fee. The Telecommunication Help Desk Services are intended to keep the Telecommunication Services functioning at high levels of service, and to facilitate reasonable adjustments as needed due to organizational changes at Switchboard's Corporate Offices.

Any problems impacting Telecommunication Service will be handled in a commercially reasonable manner to minimize any lapse in service. ePresence's response time to these problems may be delayed by their reliance on third-party service providers. ePresence will use commercially reasonably means to minimize delays due to its reliance on third party providers. Problems impacting Telecommunication Services should be reported through whatever means available during the problem period.

Receptionist Services
---------------------

"Receptionist Services" shall consist of one individual available during normal business hours to answer and redirect incoming calls to Switchboard's Corporate Offices.

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